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Exhibit 31.1

CERTIFICATIONS

I, Judson C. Green, certify that:

1.
I have reviewed this annual report on Form 10-K of NAVTEQ Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 2, 2004

/s/ JUDSON C. GREEN Judson C. Green President and Chief Executive Officer (Principal Executive Officer)

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  Exhibit 31.1
CERTIFICATIONS